                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM T-1
                         STATEMENT OF ELIGIBILITY UNDER
                      THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                                -----------------

          CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
                     PURSUANT TO SECTION 305(b)(2) _________

                                -----------------

                              FIRSTAR TRUST COMPANY
               (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

                   WISCONSIN                                39-0281260
        (JURISDICTION OF INCORPORATION OR                (I.R.S. EMPLOYER
     ORGANIZATION IF NOT A U. S. NATIONAL BANK)        IDENTIFICATION NUMBER)

   777 EAST WISCONSIN AVENUE, MILWAUKEE, WISCONSIN              53202
       (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)              (ZIP CODE)

            KEVIN C. SCHULLER, VICE PRESIDENT AND ASSISTANT SECRETARY
                              FIRSTAR TRUST COMPANY
                            777 EAST WISCONSIN AVENUE
                           MILWAUKEE, WISCONSIN 53202
                            TELEPHONE (414) 765-5725
           (NAME, ADDRESS, AND TELEPHONE NUMBER OF AGENT FOR SERVICE)


                          NORTHERN STATES POWER COMPANY
               (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

                WISCONSIN                           39-0508315
      (STATE OR OTHER JURISDICTION               (I.R.S. EMPLOYER
     OF INCORPORATION OR ORGANIZATION)        IDENTIFICATION NUMBER)


         100 NORTH BARSTOW STREET
          EAU CLAIRE, WISCONSIN                     54702-0008
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)           (ZIP CODE)

                              FIRST MORTGAGE BONDS
                         (TITLE OF INDENTURE SECURITIES)

Item 1.   General Information.

          Furnish the following information as to the trustee:

          (a) Name and address of each examining or supervising authority to which it is subject.

               Office of Commissioner of Banking, Madison, Wisconsin Federal Deposit Insurance Corporation, Washington, D.C.

          (b)  Whether it is authorized to exercise corporate trust powers.

               The corporate trustee is authorized to exercise corporate trust powers.

Item 2.   Affiliations with the Obligor.

          If the obligor is an affiliate of the trustee, describe each such affiliation.

          The obligor is not an affiliate of the trustee.

Item 3.   Voting Securities of the Trustee.

          Furnish the following information as to each class of voting securities of the trustee:

                              AS OF APRIL 29, 1996
                    COL. A                             COL. B
               TITLE OF CLASS                     AMOUNT OUTSTANDING

          Per General Instruction B to Form T-1, no response is required to this item as the obligor is not presently in default.

Item 4.   Trusteeships under Other Indentures.

          If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:

          (a) Title of the securities outstanding under each such other indenture.

               Per General Instruction B to Form T-1, no response is required to this item as the obligor is not presently in default.

          (b) A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of Section 310(b)(1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

               Per General Instruction B to Form T-1, no response is required to this item as the obligor is not presently in default.

Item 5. Interlocking Directorates and Similar Relationships with the Obligor or Underwriters.

          If the trustee or any of the directors or executive officers of the trustee is a director, officer, partner, employee, appointee, or representative of the obligor or of any underwriter for the obligor, identify each such person having any such connection and state the nature of each such connection.

          Per General Instruction B to Form T-1, no response is required to this item as the obligor is not presently in default.

Item 6.   Voting Securities of the Trustee Owned by the Obligor or its
          Officials.

          Furnish the following information as to the voting securities of the trustee owned beneficially by the obligor and each director, partner, and executive officer of the obligor:

                              AS OF APRIL 29, 1996

               COL. A         COL. B         COL. C             COL. D
          NAME OF OWNER  TITLE OF CLASS   AMOUNT OWNED      PERCENTAGE OF
                                          BENEFICIALLY    VOTING SECURITIES
                                                           REPRESENTED BY
                                                            AMOUNT GIVEN
                                                              IN COL. C

          Per General Instruction B to Form T-1, no response is required to this item as the obligor is not presently in default.

Item 7.   Voting Securities of the Trustee Owned by Underwriters or their
          Officials.

          Furnish the following information as to the voting securities of the trustee owned beneficially by each underwriter for the obligor and each director, partner, and executive officer of each such underwriter:

                              AS OF APRIL 29, 1996

               COL. A         COL. B         COL. C             COL. D
          NAME OF OWNER  TITLE OF CLASS   AMOUNT OWNED      PERCENTAGE OF
                                          BENEFICIALLY    VOTING SECURITIES
                                                           REPRESENTED BY
                                                            AMOUNT GIVEN
                                                              IN COL. C

          Per General Instruction B to form T-1, no response is required to this item as the obligor is not presently in default.

Item 8.   Securities of the Obligor Owned or Held by the Trustee.

          Furnish the following information as to securities of the obligor owned beneficially or held as collateral security for obligations in default by the trustee:

                              AS OF APRIL 29, 1996

              COL. A          COL. B            COL. C             COL. D
              NAME OF         AMOUNT         AMOUNT OWNED         PERCENT OF
            ISSUER AND     OUTSTANDING   BENEFICIALLY OR HELD  CLASS REPRESENTED
          TITLE OF CLASS                AS COLLATERAL SECURITY  BY AMOUNT GIVEN
                                          FOR OBLIGATIONS IN      IN COL. C
                                          DEFAULT BY TRUSTEE

          Per General Instruction B to Form T-1, no response is required to this item as the obligor is not presently in default.

Item 9.   Securities of Underwriters Owned or Held by the Trustee.

          If the trustee owns beneficially or holds as collateral security for obligations in default any securities of an underwriter for the obligor, furnish the following information as to each class of securities of such underwriter any of which are so owned or held by the trustee:


                              AS OF APRIL 29, 1996

               COL. A         COL. B            COL. C             COL. D
              NAME OF         AMOUNT         AMOUNT OWNED         PERCENT OF
            ISSUER AND     OUTSTANDING   BENEFICIALLY OR HELD  CLASS REPRESENTED
          TITLE OF CLASS                AS COLLATERAL SECURITY  BY AMOUNT GIVEN
                                          FOR OBLIGATIONS IN      IN COL. C
                                          DEFAULT BY TRUSTEE

          Per General Instruction B to Form T-1, no response is required to this item as the obligor is not presently in default.

Item 10. Ownership or Holdings by the Trustee of Voting Securities of Certain Affiliates or Security Holders of the Obligor.

          If the trustee owns beneficially or holds as collateral security for obligations in default voting securities of a person who, to the knowledge of the trustee (1) owns 10 percent or more of the voting securities of the obligor or (2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person:

                              AS OF APRIL 29, 1996

               COL. A         COL. B             COL. C             COL. D
              NAME OF         AMOUNT         AMOUNT OWNED         PERCENT OF
            ISSUER AND     OUTSTANDING   BENEFICIALLY OR HELD  CLASS REPRESENTED
          TITLE OF CLASS                AS COLLATERAL SECURITY  BY AMOUNT GIVEN
                                          FOR OBLIGATIONS IN      IN COL. C
                                          DEFAULT BY TRUSTEE

          Per General Instruction B to Form T-1, no response is required to this item as the obligor is not presently in default.

Item 11. Ownership or Holdings by the Trustee of any Securities of a Person Owning 50 Percent or More of the Voting Securities of the Obligor.

          If the trustee owns beneficially or holds as collateral security for obligations in default any securities of a person who, to the knowledge of the trustee, owns 50 percent or more of the voting securities of the obligor, furnish the following information as to each class of securities of such person any of which are so owned or held by the trustee:


                              AS OF APRIL 29, 1996

               COL. A         COL. B             COL. C             COL. D
          TITLE OF CLASS      WHETHER         AMOUNT OWNED        PERCENT OF
                         THE SECURITIES  BENEFICIALLY OR HELD  CLASS REPRESENTED
                            ARE VOTING  AS COLLATERAL SECURITY  BY AMOUNT GIVEN
                           OR NONVOTING      FOR OBLIGATIONS       IN COL. C
                            SECURITIES         IN DEFAULT

          Per General Instruction B to Form T-1, no response is required to this item as the obligor is not presently in default.

Item 12.  Indebtedness of the Obligor to the Trustee.

          Except as noted in the instructions, if the obligor is indebted to the trustee, furnish the following information:

                              AS OF APRIL 29, 1996
                  COL. A                 COL. B              COL. C
          NATURE OF INDEBTEDNESS   AMOUNT OUTSTANDING       DATE DUE

          Per General Instruction B to Form T-1, no response is required to this item as the obligor is not presently in default.

Item 13.  Defaults by the Obligor.

          (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

               Per General Instruction B to Form T-1, no response is required to this item as the obligor is not presently in default.

          (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

               Per General Instruction B to Form T-1, no response is required to this item as the obligor is not presently in default.

Item 14.  Affiliations with the Underwriters.

          If any underwriter is an affiliate of the trustee, describe each such affiliation.

          Per General Instruction B to Form T-1, no response is required to this item as the obligor is not presently in default.

Item 15.  Foreign Trustee.

          Identify the order or rule pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act. Not applicable

Item 16.  List of Exhibits.

          List below all exhibits filed as part of this statement of eligibility.

          1. A copy of the Articles of Association of Firstar Trust Company (f/k/a First Wisconsin Trust Company) as now in effect (filed herewith).

          2. Certificate of authority of the Trustee to commence business (contained in Exhibit 1).

          3. Authorization of the Trustee to exercise trust powers (contained in Exhibit 1).

          4. A copy of the existing By-Laws of Firstar Trust Company (f/k/a First Wisconsin Trust Company) (filed herewith).

          6. The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939 (filed herewith).

          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirement of its supervising or examining authority.

                                    SIGNATURE

          Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, Firstar Trust Company, a corporation organized and existing under the laws of the State of Wisconsin, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Milwaukee, and State of Wisconsin, on the 29th day of April, 1996.

                                   FIRSTAR TRUST COMPANY
                                             (Trustee)


                                   By: /s/ Gene E. Ploeger
                                       -----------------------------------------
                                       GENE E. PLOEGER, ASSISTANT VICE PRESIDENT
                                              (Name and title)


                                   By: /s/ Yvonne Siira
                                       -----------------------------------------
                                       YVONNE SIIRA, ASSISTANT SECRETARY
                                              (Name and title)

                             ARTICLES OF ASSOCIATION
                            OF FIRSTAR TRUST COMPANY
                              MILWAUKEE, WISCONSIN

KNOW ALL MEN BY THESE PRESENTS, that we, Frederick Pabst, L.J. Petit, Frederick Kasten, Oliver C. Fuller and Edward P. Vilas, of the City and County of Milwaukee and State of Wisconsin, have associated and do hereby associate for the purpose of forming a corporation, to wit, a trust company bank under and pursuant to the privileges and restrictions of the statutes of the State of Wisconsin, in that behalf made and provided; and particularly Chapters 221 and 223 of said statutes, and thereto adopt the following:

                                    ARTICLE 1

The purpose and business of this corporation shall be those of both a state bank and a trust company bank as defined by Wisconsin law, this corporation being a trust company bank which has been converted into a state bank in accordance with such law.

                                    ARTICLE 2

The name of this corporation shall be "FIRST WISCONSIN TRUST COMPANY," and its location shall be at the City and County of Milwaukee and State of Wisconsin.

                                    ARTICLE 3

The capital stock of this Corporation shall be One Million Dollars ($1,000,000), divided into ten thousand (10,000) shares of the par value of One Hundred Dollars ($100) each.

                                    ARTICLE 4

The Board of Directors shall consist of such number of individuals, not less than fifteen nor more than sixty, as from time to time shall be prescribed in the By-laws, at least two-thirds of whom shall be residents of Wisconsin and the majority of whom shall be residents of Milwaukee County or adjacent counties. Each of said directors shall be elected for a term of one year and until his successor has been elected and qualified.

In witness whereof, we have hereunto subscribed our names at Milwaukee, Wisconsin, on this first day of July, A.D. 1903.

                                  (Signed)        Frederick Pabst
                                                  L.J. Petit
                                                  Fred Kasten
                                                  Oliver C. Fuller
                                                  Edward P. Vilas


State of Wisconsin
Milwaukee County

On this first day of July, A.D. 1903, personally appeared before me the above signed Frederick Pabst, L.J. Petit, Frederick Kasten, Oliver C. Fuller, and Edward P. Vilas, to me known to be the persons who executed the foregoing instrument and severally acknowledge the same.

My commission will expire on the 30th day of December, 1906.

                                   (Signed)       W.L. Cheney
                                                   Notary Public
                                                    Milwaukee County,
                                                     Wisconsin

                  )
                  ) ss.
                  )

                                    EXHIBIT 1

                                STATE OF WISCONSIN
                        OFFICE OF COMMISSIONER OF BANKING
                                 BANKS DIVISION
                              POST OFFICE BOX 7876
                          MADISON, WISCONSIN 53707-7876
                           (TELEPHONE:  608-266-1621)

                              AMENDMENT TO ARTICLES

                                  CERTIFICATION

I, Toby E. Sherry, Commissioner of Banking of the State of Wisconsin, do hereby certify that an amendment to the original Articles of Incorporation of First Wisconsin Trust Company, Milwaukee, Wisconsin, of which a duly verified copy is hereto attached, was on the 17th day of August, A.D. 1992, approved and filed in the Office of Commissioner of Banking. This amendment relates to corporate name and was adopted by stockholders of the above bank on July 16, 1992.

                                   IN TESTIMONY WHEREOF, I have set my hand and affixed my official seal. Done at my office in the City of Madison this 17th day of August, A.D. 1992.

                                   Toby E. Sherry
                                   Commissioner of Banking


IMPORTANT:     TO BE RECORDED BY THE REGISTER OF DEEDS TOGETHER WITH THE
               ATTACHED COPY OF THE AMENDMENT

We, Robert L. Webster as President, and James D. Hintz as Cashier of First Wisconsin Trust Company do hereby certify that the foregoing is a true copy of an amendment to the Articles of Incorporation of this bank and that at the annual or special meeting of the stockholders of the bank, called for that purpose and held pursuant to the provisions of law, in the office of the bank in the City of Milwaukee, State of Wisconsin, on the 16th day of July, A.D. 1992, the said amendment was duly adopted by the affirmative vote of two-thirds of all capital stock outstanding; that the majority stockholder was present or represented at said meeting; that the entire number of shares outstanding is 10,000; that the number of shares represented at the meeting was 9,952; that upon the adoption of such resolution 9,952 votes were cast in the affirmative; one vote for each share, and that 0 votes were cast in the negative.

In Testimony Whereof, First Wisconsin Trust Company has caused these presents to be executed by the President and Cashier thereof and the corporate seal of said bank is hereunto affixed this 28th day of July, A.D. 1992, by its authority.

                                   First Wisconsin Trust Company
In presence of
Sharon L. Gazzana                  By   Robert L. Webster, President
Sandra L. Belongia                      James Hintz, Cashier


State of Wisconsin  )
                    ) ss.
Milwaukee County    )

                                   Personally came before me this 28th day of
July, A.D. 1992, Robert L. Webster as President, and James D. Hintz as Cashier of the First Wisconsin Trust Company, who are to me known to be such President and Cashier, respectively, and to be the persons who executed the foregoing instrument, and acknowledged the same as such officers, for the purposes therein mentioned.

                                   Diane M. Rampacek
                                   Notary Public

                                   Milwaukee County, Wisconsin
My commission expires 1/3/99

                     AMENDMENT TO ARTICLES OF INCORPORATION

Which Articles were filed/recorded in the office of the Register of Deeds for Milwaukee County on the 6th day of July, 1903. Recorded in Volume S of Corporations, Page 134.

At a meeting of the stockholders of First Wisconsin Trust Company of Milwaukee, Wisconsin, held at the office of said bank in said City on the 16th day of July, A.D. 1992, at 9:30 o'clock A.M., of that day, which meeting was called for the purpose of amending the Articles of Incorporation of said bank, and at which meeting 9,952 shares of the capital stock of said bank were duly represented, the following resolutions were adopted:

"Resolved That the Articles of Incorporation of the bank be amended by striking out the paragraph relating to the name reading as follows:

"The name of this corporation shall be "FIRST WISCONSIN TRUST COMPANY, and its location shall be at the City and County of Milwaukee and State of Wisconsin."

And Inserting in lieu thereof the following paragraph:

"The title of the Corporation shall be Firstar Trust Company, and its location shall be at the City and County of Milwaukee and State of Wisconsin."

"It was further resolved, That the President and Cashier of said bank be authorized, under the seal of the Corporation, to file proper certificates of such amendment with the Commissioner of Banking as provided by law."

                                    EXHIBIT I

Sec. 221.12, Wis. Stats.
                               STATE OF WISCONSIN
                        OFFICE OF COMMISSIONER OF BANKING
                   101 E WILSON ST, 5th FLOOR - P.O. BOX 7876
                          MADISON, WISCONSIN 53707-7876
                  Telephone (608) 266-1621  Fax (608) 267-6889
                  --------------------------------------------


                     AMENDMENT TO ARTICLES OF INCORPORATION


                                  CERTIFICATION


I, Richard L. Dean, Commissioner of Banking of the State of Wisconsin, do hereby certify that an amendment to the Articles of Incorporation of the

     FIRSTAR TRUST COMPANY          ,         MILWAUKEE, WISCONSIN
- ------------------------------------     ---------------------------------------
             (Bank)                                (Location)

of which a duly verified copy is hereto attached, was approved by the Office of Commissioner of Banking on the 5th day of February, 1996.
This amendment relates to

                          CHANGE IN BOARD OF DIRECTORS
- --------------------------------------------------------------------------------

and was adopted by the stockholders of the above bank on the 29th day of January, 1996.


                                IN TESTIMONY WHEREOF, I have hereunto
                                set my hand and affixed my official seal. Done at my office in the City of Madison this 5th day of February, 1996.


                                -----------------------------------------------
                                Richard L. Dean
                                Commissioner of Banking

NOTE: TO BE RECORDED BY THE REGISTER OF DEEDS TOGETHER WITH THE ATTACHED COPY OF THE AMENDMENT.

                     AMENDMENT TO ARTICLES OF INCORPORATION

                              --------------------

Which Articles were filed/recorded in the office of the Register of Deeds for Milwaukee County on July 6, 1903. Recorded in Volume S of Corporations, Page(s) 134-137 as Document Number ________________________.

We, Robert L. Webster as President, and James D. Hintz as Cashier of Firstar Trust Company do hereby certify that the following amendment to the Articles of Incorporation of this bank was approved at the annual or special meeting of the stockholders of the bank, called for that purpose and held pursuant to the provisions of law, in the office of the bank in Milwaukee, Wisconsin, on January 29, 1996; and the said amendment was duly adopted by the affirmative vote of two-thirds of the 10,000 shares of outstanding capital stock, with 9,995 votes cast in the affirmative and 0 votes cast in the negative; and the following resolutions were adopted:

RESOLVED THAT THE ARTICLES OF INCORPORATION BE AMENDED BY STRIKING OUT THE TEXT OF ARTICLE FOURTH READING:

"The Board of Directors shall consist of such number of individuals, not less than fifteen nor more than sixty, as from time to time shall be prescribed in the By-laws, at least two-thirds of whom shall be residents of Wisconsin and the majority of whom shall be residents of Milwaukee County or adjacent counties. Each of said directors shall be elected for a term of one year and until his successor has been elected and qualified."

AND INSERTING IN LIEU THEREOF THE FOLLOWING PARAGRAPH:

"The Board of Directors shall consist of such number of individuals, not less than five nor more than thirty, as from time to time shall be prescribed in the By-laws, at least two-thirds of whom shall be residents of Wisconsin. Each of said directors shall be elected for a term of one year and until his successor has been elected and qualified.







"IT WAS FURTHER RESOLVED, THAT THE PRESIDENT AND CASHIER OF SAID BANK BE AUTHORIZED, UNDER THE SEAL OF THE CORPORATION, TO FILE THE PROPER CERTIFICATES OF SUCH AMENDMENTS WITH THE COMMISSIONER OF BANKING AS PROVIDED BY LAW."

[CORPORATE SEAL]         We, Robert L. Webster, President, and James D. Hintz,
                         Cashier of the above-named bank, do solemnly swear that the foregoing is true to the best of our knowledge and belief.


STATE OF WISCONSIN   ) ss.
COUNTY OF MILWAUKEE  )


Subscribed and sworn to before me this 30 day of January, 1996.


Diane M. Rampacek, Notary Public.  My commission expires 1/3/99.

                                    EXHIBIT 4

                                        AS AMENDED THROUGH FEBRUARY 5, 1996

                              RESTATED BY-LAWS OF
                             FIRSTAR TRUST COMPANY
                            ADOPTED JANUARY 15, 1963


                                    ARTICLE 1

The annual meeting of this Corporation for the election of its directors and the transaction of its general business shall be held on the third Thursday of February at the general office of this Corporation in the City of Milwaukee, at 8 o'clock in the morning, or at such other hour and place in the City of Milwaukee as shall be designated by the Board of Directors. If any hour other than 8 o'clock in the morning or any place other than the general office of this Corporation shall be so designated, notice thereof shall be given by mailing the same to each stockholder at his last known address at least ten (10) days prior to the holding of said meeting.

                                    ARTICLE 2

Special meetings of the stockholders of this Corporation shall be held in the City of Milwaukee and may be called at any time by order of the Chairman of the Board, the President, or one of the Vice Presidents, or by the Board of Directors, by mailing to each stockholder at his last known address at least ten
(10) days prior to the date of the holding of such special meeting, a notice specifying the time and place of such special meeting and the business to be transacted thereat, and no other business shall be transacted at said meeting.

                                    ARTICLE 3

SECTION 1. Every stockholder may vote and participate at any meeting of stockholders, either in person or by proxy. No proxy shall be recognized unless the same shall be in writing, subscribed by the stockholder nor unless filed with the Secretary prior to the meeting. No active or salaried officer may act as a proxy for a stockholder.


SECTION 2. The Cashier shall maintain a stock book showing the name, residence, and number of shares held by each stockholder, which shall at all times, during the usual hours for transacting business, be subject to inspection by the officers, directors, and stockholders of the Company.

                                    ARTICLE 4

SECTION 1. The Board of Directors shall consist of not less than five nor more than thirty directors, the number of directors to be determined by resolution adopted at each annual stockholders' meeting, or at any special stockholders' meeting duly called for such purpose. On and after January 1, 1978, no person shall be eligible to be elected or re-elected as a member of the Board of Directors if he shall have attained 70 years of age at the date of election.

SECTION 2. The election of directors by the stockholders shall be by ballot or other method as shall be adopted by the stockholders by resolution or motion adopted at the stockholders' meeting.

SECTION 3. A majority of the Board of Directors shall constitute a quorum for the transaction of business; provided that the directors may, once in six
(6) months, designate by resolution nine (9) members, any five (5) of whom shall constitute a quorum.

SECTION 4. Minutes of each meeting of the Board of Directors shall disclose the date of such meeting, the names of directors present, and the reasons for the absence of each director not in attendance; shall be subscribed by the presiding officer; and shall be read and approved by the Board of Directors at the next succeeding meeting, the minutes of which shall show such fact.

SECTION 5. A regular meeting of the Board of Directors shall be held at the office of this Corporation in the City of Milwaukee at least once in each month at such time as shall, from time to time, be designated by resolution of the Board of Directors.

SECTION 6. Special meetings of the Board of Directors shall be held at the general office of the Corporation in the City of Milwaukee or at such other place in the City of Milwaukee as shall be designated, and may be called by order of the Chairman of the Board, the President, or by any two of the directors by mailing notice of such meeting and the designated time and place thereof to each of the directors at his last known address two (2) days prior to the holding of such meeting.

                                    ARTICLE 5

SECTION 1. An Executive Committee consisting of the Chairman of the Board, the President, and not less than six (6) or more than twelve (12) other directors may be appointed by the Board of Directors to serve until their successors shall be appointed, and such Executive Committee shall direct the management of the affairs of this Corporation in the interim between meetings of the Board of Directors, subject to the control of the Board. The Chairman of the Board, or in his absence (through failure of the Board of Directors to elect a Chairman or otherwise), the President, shall preside at meetings of the Executive Committee. The person from time to time elected Secretary of the Board shall also serve as Secretary of the Executive Committee.

SECTION 2. Meetings of the Executive Committee may be held at any time when the Board of Directors is not in session, and may be prescribed by the Board of Directors or may be called by order of the Chairman of the Board, the President, or by any two (2) members of the Executive Committee, by mailing notice of such meeting designating the time and place thereof, addressed to each member of the Committee at his last known address two (2) days prior to the holding of such meeting, or by personal notice thereof given a sufficient length of time before such meeting to enable members to attend.

SECTION 3. The Executive Committee shall keep full and true minutes of all business transacted at each meeting and shall submit its report together with a copy of the minutes of its proceedings to the Board of Directors at its next meeting thereafter.

SECTION 4. The Board of Directors may appoint an Investment Committee consisting of at least two (2) officers and at least four (4) directors who are not officers, which Committee shall have such duties and authority as the Board of Directors shall from time to time prescribe. Members of such committee shall serve for such periods as the Board shall from time to time prescribe.

SECTION 5. The Board of Directors shall appoint a Loan Committee consisting of three (3) or more directors, which shall meet at least once each month an shall determine policies as to renewals and applications for new loans. All loans shall be presented to the Loan Committee for approval, provided, however, that the Board of Directors may by resolution designate officers who may make loans without the prior approval of the Loan Committee but subject to the provisions of the Wisconsin Statutes, the regulations of the Commissioner of Banks, and these By-laws. Officers designated by the Board may not make unsecured loans in an amount exceeding $10,000, or collateral loans in an amount exceeding $25,000. No loans may be made in an amount exceeding the limits established from time to time by the Board of Directors without securing a sworn financial statement unless such loan is secured by collateral having a value in excess of the amount of the loan.

SECTION 6. Each year the Board of Directors shall appoint, from among its members or stockholders, an Examining Committee, which shall have such duties as shall be prescribed by law.

SECTION 7. The Board of Directors shall have the power to set the banking hours of this bank, subject to the provisions of the Wisconsin Statutes and the regulations of the Commissioner of Banks. Certified copies of all resolutions of the Board pertaining to banking hours shall be furnished to the State Banking Department.

SECTION 8. A detailed statement of all current expenses and taxes paid shall be presented to the Board in writing every month, or more often if required by the Board.

                                    ARTICLE 6

A written waiver signed by any director or member of any committee shall be the equivalent of due notice to him of any meeting therein mentioned.

                                    ARTICLE 7

Directors and members of committees appointed by the Board of Directors, except directors or members who are salaried officers or employees of this Corporation, shall be paid such fees for services and attendance at meetings as the Board of Directors shall from time to time prescribe.

                                    ARTICLE 8

SECTION 1. The general officers of the Corporation shall be a president, two or more vice presidents, a cashier and one or more assistant cashiers, a secretary and one or more assistant secretaries, one or more trust officers, and such other officers as may be appropriate for the transaction of its business, each of whom shall be elected by a viva voce vote of the Board of Directors, unless objection thereto is made, whereupon such election shall be by ballot. The Chairman of the Board, if there be one, the senior executive officer in charge of conducting the business of this Corporation and the officer in charge of the Trust Department of this Corporation shall be chosen from among the directors. Each of said officers shall be elected for one year and until his successor has been elected and qualified, unless sooner removed by the Board of Directors.

SECTION 2. The Board of Directors shall have authority to define the duties and obligations of all officers, to fix their compensation, to dismiss them at pleasure, to fill vacancies in offices, and to require any officer to provide a satisfactory bond for the faithful performance of his duties. Unless otherwise prescribed by the Board of Directors, each officer shall have the duties and authority prescribed by law or ordinarily incidental to his office in similar corporations.

SECTION 3. The Board of Directors shall designate the officers to be the chief executive officer in charge of the Trust Department of this Corporation. All fiduciary powers of this Corporation shall be exercised through such officer who shall be generally responsible for and supervise and direct the activities of the Trust Department, and do and perform all acts and things necessary and proper in carrying on the business of the Trust Department in accordance with the provisions of applicable laws and regulations and the directions of the Board of Directors, appropriate committees of the Board, and his superior officers, and shall cause to be kept under his supervision books of account of the transactions of this Corporation in a fiduciary capacity.

SECTION 4. The executive officers shall have authority to employ and discharge all necessary agents and servants of this Corporation whose appointments shall not be provided for by the Board, to define their duties, and to fix their compensations.

                                    ARTICLE 9

The Board of Directors may by resolution provide for this Corporation to indemnify each director or officer, whether or not then in office, against all expense and liability relating to a claim, action, suit, or proceeding against him or to which he may be made a party by reason of his being or having been a director or officer of this Corporation, or of any other company which he served as a director of officer at the request of this Corporation, except in any case where he was finally adjudged to have been derelict in the performance of his duties as such director or officer. Such resolution may include provisions for this Corporation (1) to assume or provide at its expense and risk the defense or settlement of any section, (2) to purchase commercial insurance for the benefit of a director or officer, including one adjudged guilty of negligence or misconduct, and (3) to assume or share any additional expense or liability as the Board of Directors deems warranted upon consideration of the circumstances.

                                   ARTICLE 10

The Board of Directors may by resolution adopt emergency provisions to prevail notwithstanding any contrary provisions of these By-laws, to take effect when a state of emergency results in this Corporation being unable to continue its normal functions under the direction of established management or at its regular location (which provisions may include, but shall not be limited to procedures for establishing temporary offices, an emergency executive committee, and emergency officer succession).

                                   ARTICLE 11

The shares of stock of this Corporation shall be transferable only on the books of this Corporation upon surrender of the certificate issued therefor.

                                   ARTICLE 12

These By-laws may be altered, amended, or repealed in whole or in part in any manner not inconsistent with the provisions of law at any time by a vote of the stockholders representing two-thirds of the capital stock, such a vote to be taken at a general or special meeting, the notice whereof shall specify that it is the intention to consider such amendment and shall contain a full statement of the effect of the amendment proposed.

                                    EXHIBIT 6


                CONSENT OF THE TRUSTEE REQUIRED BY SECTION 321(b)
                       OF THE TRUST INDENTURE ACT OF 1939


Firstar Trust Company, as Trustee herein named, hereby consents that reports of examination of said Trustee by Federal and State authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                                FIRSTAR TRUST COMPANY,
                                as Trustee


                                By:  /s/ Gene E. Ploeger
                                   ---------------------------------------------
                                   GENE E. PLOEGER, ASSISTANT VICE PRESIDENT
                                          (Name and title)


                                By   /s/ Yvonne Siira
                                   ---------------------------------------------
                                   YVONNE SIIRA, ASSISTANT SECRETARY
                                          (Name and title)

Dated:  APRIL 29, 1996

                                    EXHIBIT 7

                 PUBLICATION COPY--COMMERCIAL AND SAVINGS BANKS
 CONSOLIDATED REPORT OF CONDITION (Including Domestic and Foreign Subsidiaries)
                                                                STATE 035 (3/93)
- --------------------------------------------------------------------------------
LEGAL TITLE OF BANK                               STATE BANK NO.
                                                                 12-99
                                                  ------------------------------
  Firstar Trust Company                           FEDERAL RESERVE DISTRICT NO.
                                                                  7
- --------------------------------------------------------------------------------
CITY       COUNTY     STATE      ZIP CODE         CLOSE OF BUSINESS DATE
 Milwaukee  Milwaukee  Wisconsin  53202                   12/31/95
- --------------------------------------------------------------------------------


                                                                             Dollar Amounts
                                                                              in Thousands
                                                                             Mil      Thou
ASSETS
1.   Cash and balances due from depository institutions:
     a.   Noninterest-bearing balances and currency and coin . . . . .        58       893      1.a.
     b.   Interest-bearing balances. . . . . . . . . . . . . . . . . .         0                1.b.
2.   Securities
     a.   Held-to-maturity securities. . . . . . . . . . . . . . . . .         0                2.a.
     b.   Available-for-sale securities. . . . . . . . . . . . . . . .        31       640      2.b.
3.   Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its Edge and
     Agreement subsidiaries, and in IBFs:
     a.   Federal funds sold . . . . . . . . . . . . . . . . . . . . .       136       802      3.a.
     b.   Securities purchased under agreements to resell. . . . . . .         0                3.b.
4.   Loans and lease financing receivables:
     a.   Loans and leases, net of unearned income . . . . . . . . . .        13       192      4.a.
     b.   LESS:  Allowance for loan and lease losses                          73                4.b.
     c.   LESS:  Allocated transfer risk reserve                               0                4.c.
     d.   Loans and leases, net of unearned income, allowance, and reserve
          (Item 4.a. minus 4.b. and 4.c.). . . . . . . . . . . . . . .        13       119      4.d.
5.   Assets held in trading accounts . . . . . . . . . . . . . . . . .         0                  5.
6.   Premises and fixed assets (including capitalized leases). . . . .         1       150        6.
7.   Other real estate owned . . . . . . . . . . . . . . . . . . . . .         0                  7.
8.   Investments in unconsolidated subsidiaries and associated companies       0                  8.
9.   Customers' liability to this bank on acceptances outstanding. . .         0                  9.
10.  Intangible assets . . . . . . . . . . . . . . . . . . . . . . . .         0                 10.
11.  Other assets. . . . . . . . . . . . . . . . . . . . . . . . . . .        11       067       11.
12.  a.   Total assets (sum of items 1 through 11) . . . . . . . . . .       252       671     12.a.
     b.   Loans deferred pursuant to 12 U.S.C. Section 1823(J) . . . .         0               12.b.
     c.   Total assets and losses deferred pursuant to 12 U.S.C.
          Section 1823(J) (sum of items 12.a. and 12.b.) . . . . . . .       252       671     12.c.

LIABILITIES
13.  Deposits:
     a.   In domestic offices. . . . . . . . . . . . . . . . . . . . .       226       252     13.a.
          (1)  Noninterest-bearing 141,374 . . . . . . . . . . . . . .       226       031     13.a.(1)
          (2) Interest-bearing . . . . . . . . . . . . . . . . . . . .       221               13.a.(2)
     b.   In foreign offices, Edge and Agreement subsidiaries,
          and IBFs . . . . . . . . . . . . . . . . . . . . . . . . . .         0               13.b.
          (1)  Noninterest-bearing . . . . . . . . . . . . . . . . . .         0               13.b.(1)
          (2)  Interest-bearing. . . . . . . . . . . . . . . . . . . .         0               13.b.(2)
14.  a.   Federal funds purchased and securities sold under
          agreements to repurchase in domestic offices of the bank
          and of its Edge and Agreement subsidiaries . . . . . . . . .                 580     14.a.
     b.   Securities sold under agreements to repurchase . . . . . . .         0               14.b.


15.  a.   Demand notes issued to the U.S. Treasury . . . . . . . . . .         0               15.a.
     b.   Trading liabilities. . . . . . . . . . . . . . . . . . . . .         0               15.b.
16.  Other borrowed money
     a.   With original maturity of one year or less . . . . . . . . .         0               16.a.
     b.   With original maturity of more than one year . . . . . . . .         0               16.b.
17.  Mortgage indebtedness and obligations under capitalized leases. .         0               17.
18.  Bank's liability on acceptances executed and outstanding. . . . .         0               18.
19.  Subordinated notes and debentures . . . . . . . . . . . . . . . .         0               19.
20.  Other liabilities . . . . . . . . . . . . . . . . . . . . . . . .         7       788     20.
21.  Total liabilities (sum of items 13 through 20). . . . . . . . . .       234       620     21.
22.  Limited-life preferred stock and related surplus. . . . . . . . .         0               22.

EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus
     (Number of shares outstanding)...................None). . . . . .         0               23.
24.  Common stock (Number of shares
     a.   Authorized..................................10,000 . . . . .
     b.   Outstanding ................................10,000). . . . .         1       000     24.
25.  Surplus   . . . . . . . . . . . . . . . . . . . . . . . . . . . .        12       141     25.
26.  a.   Undivided profits and capital reserves . . . . . . . . . . .         4       409     26.a.
     b.   Unrealized holding gains (losses) on available-for-sale
          securities . . . . . . . . . . . . . . . . . . . . . . . . .                 501     26.b.
27.  Cumulative foreign currency translation adjustments . . . . . . .         0
28.  a.   Total equity capital (sum of items 23 through 27). . . . . .        18       051     28.a.
     b.   Losses deferred pursuant to 12 U.S.C. Section 1823(J). . . .         0               28.b.
     c.   Total equity capital and losses deferred pursuant to
          12 U.S.C. Section 1823 (J) (sum of items 28.a. and 28.b.). .        18       051     28.c.
29.  Total liabilities, limited-life preferred stock, equity capital, and losses deferred pursuant to 12 U.S.C.
     Section 1823(J) (sum of items 21, 22, and 28.c.). . . . . . . . .       252       671     29.
- ----------------------------------------------------------------------------------------------------
                                                                                                MEMO
MEMORANDA:     Amounts outstanding as of Report of Condition date:
     1.a. Standby letter of credit. Total  . . . . . . . . . . . . . .                None      1.a.
     1.b. Amount of Standby letters of credit in memo 1.a. conveyed to
          others through participations. . . . . . . . . . . . . . . .                None      1.b.
- ----------------------------------------------------------------------------------------------------

NOTE:  This report must be signed by an authorized officer(s) and attested by not less than three directors other than the officer(s) signing the report.
- --------------------------------------------------------------------------------
I/We, the undersigned officer(s), do hereby declare that this Report of
Condition has been prepared in conformance with official instructions and is true and correct to the best of my (our) knowledge and belief.
- --------------------------------------------------------------------------------
SIGNATURE OF OFFICER(S) AUTHORIZED TO SIGN REPORT                   DATE SIGNED
James D. Hintz                                                     Jan 26, 1994
- --------------------------------------------------------------------------------
NAME(S) AND TITLES(S) OF OFFICER(S)                         AREA CODE/PHONE NO.
  AUTHORIZED TO SIGN REPORT                                    414 765-5295
  James D. Hintz, First Vice President and Cashier
- --------------------------------------------------------------------------------
We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with official instructions and is true and correct.

- --------------------------------------------------------------------------------
SIGNATURE OF DIRECTOR     SIGNATURE OF DIRECTOR           SIGNATURE OF DIRECTOR
Blaine E. Rieke           Robert L. Webster        ---------------------------
- --------------------------------------------------------------------------------
(MAKE MARK FOR            State of Wisconsin County of Milwaukee
NOTARY'S SEAL)    Sworn to and subscribed before me this 27th day of January
                  1994 and I hereby certify that I am not an officer or director of this bank.
                                               Diane M. Rampacek

                                            Signature Notary Public

           My commission expires 1-3 1999